UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2010

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On May 11, 2010, The Shaw Group Inc. (the "Company") sent a notice (the "BTR Notice") to its directors and executive officers informing them of an upcoming blackout period (the "Blackout Period") under The Shaw Group Inc. 401(k) Plan (the "401(k) Plan"). The notice advises the Company’s directors and executive officers of the applicable trading restrictions that apply to them under Section 306(a) of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR. During the Blackout Period, the Company’s directors and officers will be prohibited from purchasing and selling shares of the Company’s common stock acquired in connection with their service as a director or employment as an executive officer. A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Blackout Period is required in order to effect a transition of the administration of the 401(k) Plan to a new service provider. It is expected to begin at 4 p.m. EDT on Friday, May 28, 2010, and is expected to end at 8 a.m. EDT on Tuesday, June 8, 2010. During the Blackout Period, participants in the 401(k) Plan will be unable to make any changes to their 401(k) Plan accounts or conduct any transactions in their accounts. Inquiries concerning the Blackout Period should be directed to Lou Baviello, Director of Compensation & Benefits at 225.987.7075 or Lou.Baviello@shawgrp.com or at The Shaw Group Inc., 4171 Essen Lane, Baton Rouge LA 70809.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

99.1 Notice of Suspension of Trading dated May 11, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

May 12, 2010	By:	John Donofrio

Name: John Donofrio
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Suspension of Filing
99.1	Notice of Suspension of Trading